Exhibit 99.1

Investor Contact:	Lawrence E. Hyatt (615) 235-4432

Media Contact:	Andy Merrill (212) 886-9304

CRACKER BARREL REPORTS RESULTS FOR SECOND QUARTER FISCAL 2014

AND REAFFIRMS EARNINGS GUIDANCE FOR FISCAL 2014

Adjusted EPS increased 9% over prior year quarter despite the impact of extreme winter weather

LEBANON, Tenn. – February 25, 2014 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the second quarter of fiscal 2014 ended January 31, 2014.

Second-Quarter Fiscal 2014 Highlights

•	Compared to the prior-year second quarter, comparable store restaurant sales decreased 0.6% and comparable store retail sales decreased 3.0%. The Company estimates that the extreme winter weather during the quarter negatively impacted restaurant and retail sales by approximately 2.5%.

•	Ninth consecutive quarter of outperformance of the Knapp-TrackTM casual dining index

•	On a GAAP basis, operating income margin was 8.4% of total revenue, compared with 8.1% in the prior year quarter. Adjusted for proxy contest expenses, adjusted operating income margin was 8.5% of total revenue, compared with an adjusted operating income margin of 8.4% in the prior year quarter. (See non-GAAP reconciliation below.)

•	On a GAAP basis, earnings per diluted share were $1.55, or $1.56 when adjusted for proxy contest expenses, a 9% increase over adjusted earnings per diluted share of $1.43 in the prior year quarter.

Commenting on the second-quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “The unusually severe winter weather significantly impacted our store traffic and sales. Holiday travelers are an important part of our customer base during the second quarter, and we believe that the inclement weather reduced travel visits. I am pleased with the performance of our field teams, who helped preserve our operating margins by controlling costs during periods of unpredictable customer traffic. I am also pleased that we outperformed the traffic and sales of our peers in the Knapp-Track casual dining index during this time of continued economic uncertainty and severe weather.”

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

Second-Quarter Fiscal 2014 Results

Revenue

The Company reported total revenue of $698.5 million for the second quarter of fiscal 2014, representing a decrease of 0.6% over the second quarter of the prior year. Comparable store restaurant sales decreased 0.6%, including a 2.3% increase in average check. The average menu price increase for the quarter was approximately 1.8%. Comparable store retail sales decreased 3.0% for the quarter. The Company opened one store since the end of the second quarter, for a total of two new store openings year-to-date.

Comparable store restaurant traffic, average check, and comparable store restaurant and retail sales for the fiscal months of November, December and January and for the second quarter were as follows:

	November	December	January	Second Quarter
Comparable restaurant traffic	-0.4%	-4.8%	-3.7%	-2.9%
Average check	2.9%	2.1%	2.1%	2.3%
Comparable restaurant sales	2.5%	-2.7%	-1.6%	-0.6%
Comparable retail sales	-2.8%	-2.8%	-3.6%	-3.0%

The Company estimates that the extreme winter weather had a negative impact on comparable store traffic and restaurant and retail sales of approximately 2.5% for the quarter, with the greatest impact in December and January.

Operating Income

GAAP operating income in the second quarter was $58.7 million, or 8.4% of total revenue. Adjusted for proxy contest expenses, adjusted operating income was $59.1 million, or 8.5% of total revenue, compared with adjusted operating income of $58.9 million, or 8.4% of total revenue, in the prior year quarter. Reductions in labor and related expenses and general and administrative expenses were partially offset by an increase in other store operating expenses.

Diluted Earnings per Share

On a GAAP basis, earnings per diluted share in the second quarter of fiscal 2014 were $1.55, compared with $1.47 in the prior year quarter. Adjusted for proxy contest expenses, adjusted earnings per diluted share were $1.56, compared with adjusted earnings per diluted share of $1.43 in the prior year quarter.

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

Fiscal 2014 Outlook

Based upon year-to-date financial performance, the Company re-affirmed its previous earnings guidance and expects to report earnings per diluted share of between $5.60 and $5.80. The Company noted that it expects its full year earnings to be close to the midpoint of this range. For fiscal 2014, the Company now expects total revenue of approximately $2.7 billion and an operating income margin of approximately 8.0%. The revenue projection for fiscal 2014 reflects the expected opening of seven new Cracker Barrel stores, projected increases in comparable store restaurant sales of between 1.0% to 2.0%, and approximately flat comparable store retail sales. The Company’s projections are based upon expected food commodity inflation of approximately 2% for the year; depreciation expense between $68 million and $70 million; net interest expense between $16 million and $18 million; and an effective tax rate of between 31% and 32%. The Company expects capital expenditures during fiscal 2014 to be between $90 million and $100 million.

The Company expects to report earnings per diluted share for the third quarter of 2014 of between $1.20 and $1.30. The Company notes that its guidance assumes normal weather patterns for the balance of the third quarter and does not include expenses related to the proxy contest at its annual shareholders meeting held in November 2013 or expenses associated with the special shareholders meeting scheduled for April 23, 2014. The Company reminds investors that its outlook for fiscal 2014 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2014 Second-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com on February 25, 2014, beginning at 11:00 a.m. (Eastern Time). An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through March 11, 2014.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 626 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. – 11 p.m. For more information, visit: crackerbarrel.com.

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY14 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
	1/31/14	2/1/13	Percentage Change	1/31/14	2/1/13	Percentage Change
Total revenue	$698,491	$702,671	(1)%	$1,347,632	$1,330,122	1%
Cost of goods sold	243,015	244,187	(1)	448,944	442,045	2

Gross profit	455,476	458,484	(1)	898,688	888,077	1
Labor and other related expenses	238,742	244,871	(3)	475,489	477,610	0
Other store operating expenses	128,100	122,586	5	253,441	238,451	6

Store operating income	88,634	91,027	(3)	169,758	172,016	(1)
General and administrative expenses	29,928	33,830	(12)	66,815	69,511	(4)

Operating income	58,706	57,197	3	102,943	102,505	0
Interest expense	4,471	10,293	(57)	8,878	21,005	(58)

Pretax income	54,235	46,904	16	94,065	81,500	15
Provision for income taxes	17,180	11,736	46	29,850	23,140	29

Net income	$37,055	$35,168	5	$64,215	$58,360	10

Earnings per share – Basic:	$1.56	$1.48	5	$2.70	$2.47	9

Earnings per share – Diluted:	$1.55	$1.47	5	$2.68	$2.45	9

Weighted average shares:
Basic	23,812,777	23,711,235	0	23,815,107	23,644,405	1
Diluted	23,907,611	23,945,236	0	23,947,850	23,866,431	0

Ratio Analysis
Total revenue:
Restaurant	75.6%	75.2%		77.9%	77.6%
Retail	24.4	24.8		22.1	22.4

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	34.8	34.8		33.3	33.2

Gross profit	65.2	65.2		66.7	66.8
Labor and other related expenses	34.2	34.8		35.3	35.9
Other store operating expenses	18.3	17.4		18.8	18.0

Store operating income	12.7	13.0		12.6	12.9
General and administrative expenses	4.3	4.9		5.0	5.2

Operating income	8.4	8.1		7.6	7.7
Interest expense	0.6	1.4		0.6	1.6

Pretax income	7.8	6.7		7.0	6.1
Provision for income taxes	2.5	1.7		2.2	1.7

Net income	5.3%	5.0%		4.8%	4.4%

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	1/31/14	2/1/13
Assets
Cash and cash equivalents	$91,353	$186,148
Property held for sale	0	882
Accounts receivable	18,206	13,338
Income tax receivable	4,100	0
Inventory	148,073	139,567
Prepaid expenses	13,881	19,229
Deferred income taxes	4,316	9,206
Property and equipment, net	1,029,447	1,017,930
Other long-term assets	60,764	59,301

Total assets	$1,370,140	$1,445,601

Liabilities and Shareholders’ Equity
Accounts payable	$82,202	$85,109
Other current liabilities	215,170	220,585
Long-term debt	387,500	512,500
Interest rate swap liability	9,761	14,911
Other long-term obligations	121,228	116,660
Deferred income taxes	57,098	61,543
Shareholders’ equity, net	497,181	434,293

Total liabilities and shareholders’ equity	$1,370,140	$1,445,601

Common shares issued and outstanding	23,820,077	23,728,808

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Six Months Ended
	1/31/14	2/1/13
Cash flows from operating activities:
Net income	$64,215	$58,360
Depreciation and amortization	33,301	32,357
Loss on disposition of property and equipment	2,089	1,465
Share-based compensation, net of excess tax benefit	3,642	4,120
(Decrease) increase in inventories	(1,386)	3,700
(Decrease) in accounts payable	(28,435)	(16,162)
Net changes in other assets and liabilities	(10,521)	(2,860)

Net cash provided by operating activities	62,905	80,980

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(38,468)	(29,329)
Proceeds from sale of property and equipment	1,268	333

Net cash used in investing activities	(37,200)	(28,996)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(1)	(58)
(Taxes withheld) and proceeds from exercise of share-based compensation awards, net	(8,446)	2,622
Excess tax benefit from share-based compensation	604	1,289
Purchases and retirement of common stock	(12,473)	0
Dividends on common stock	(35,754)	(21,651)

Net cash used in financing activities	(56,070)	(17,798)

Net (decrease) increase in cash and cash equivalents	(30,365)	34,186
Cash and cash equivalents, beginning of period	121,718	151,962

Cash and cash equivalents, end of period	$91,353	$186,148

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Second Quarter Ended		Six Months Ended
	1/31/14	2/1/13	1/31/14	2/1/13
Units in operation:
Open at beginning of period	625	620	624	616
Opened during period	0	1	1	5

Open at end of period	625	621	625	621

Total revenue: (In thousands)
Restaurant	$528,391	$528,155	$1,050,338	$1,032,469
Retail	170,100	174,516	297,294	297,653

Total revenue	$698,491	$702,671	$1,347,632	$1,330,122

Cost of goods sold: (In thousands)
Restaurant	$148,382	$146,338	$290,978	$281,521
Retail	94,633	97,849	157,966	160,524

Total cost of goods sold	$243,015	$244,187	$448,944	$442,045

Average unit volume: (In thousands)
Restaurant	$845.4	$850.5	$1,681.5	$1,665.7
Retail	272.2	281.0	475.9	480.2

Total	$1,117.6	$1,131.5	$2,157.4	$2,145.9

Operating weeks:	8,125	8,073	16,241	16,116

	Q2 2014 vs. Q2 2013	6 mo. 2014 vs. 6 mo. 2013
Comparable store sales period to period (decrease) increase:
Restaurant	-0.6%	1.0%
Retail	-3.0%	-0.7%
Number of locations in comparable store base	613	609

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Cracker Barrel Reports Second Quarter Results

February 25, 2014

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted store operating income,” “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses,” excluding the impact of severance and proxy contest expenses and the retroactive restatement of the work opportunities tax credit. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	Second Quarter ended January 31, 2014			Second Quarter ended February 1, 2013
	As Reported	Adjust (1)	As Adjusted	As Reported	Adjust (1)(2)(3)	As Adjusted
Store operating income	88,634	—	88,634	91,027	—	91,027
General and administrative expenses	29,928	(376)	29,552	33,830	(1,726)	32,104

Operating income	58,706	376	59,082	57,197	1,726	58,923
Interest Expense	4,471	—	4,471	10,293	—	10,293

Pretax income	54,235	376	54,611	46,904	1,726	48,630
Provision for income taxes	17,180	119	17,299	11,736	2,637	14,373

Net income	$37,055	$257	$37,312	$35,168	$(911)	$34,257

Earning per share – Basic	$1.56	$0.01	$1.57	$1.48	$(0.04)	$1.44
Earning per share – Diluted	$1.55	$0.01	$1.56	$1.47	$(0.04)	$1.43
Tax rate	31.7%		31.7%	25.0%		29.6%

	Six months ended January 31, 2014			Six months ended February 1, 2013
	As Reported	Adjust (1)	As Adjusted	As Reported	Adjust (1)(2)(3)	As Adjusted
Store operating income	169,758	—	169,758	172,016	—	172,016
General and administrative expenses	66,815	(3,200)	63,615	69,511	(5,634)	63,877

Operating income	102,943	3,200	106,143	102,505	5,634	108,139
Interest Expense	8,878	—	8,878	21,005	—	21,005

Pretax income	94,065	3,200	97,265	81,500	5,634	87,134
Provision for income taxes	29,850	1,015	30,865	23,140	3,847	26,987

Net income	$64,215	$2,185	$66,400	$58,360	$1,787	$60,147

Earning per share – Basic	$2.70	$0.09	$2.79	$2.47	$0.07	$2.54
Earning per share – Diluted	$2.68	$0.09	$2.77	$2.45	$0.07	$2.52
Tax rate	31.7%		31.7%	28.4%		31.0%

(1)	Charges and tax effects of the proxy contest concluded at the Company’s annual meeting of shareholders.
(2)	Severance, other charges and tax effects related to organizational changes.
(3)	Provision for taxes adjusted to exclude the $2.1 million prior year favorable effect of the retroactive reinstatement of the work opportunity tax credit.

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